UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 8, 2006

DDi Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30241	061576013
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1220 Simon Circle, Anaheim, California		92806
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-688-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 8, 2006, DDi Corp., a Delaware corporation (the "Company"), DDi Acquisition Corp., an Ohio corporation and an indirect, wholly-owned subsidiary of the Company, Sovereign Circuits, Inc., an Ohio corporation ("Sovereign"), Beverly John Berryman, Hugh David Turner and Carole Fahy, as trustees of a settlement dated December 21, 1965 and made between Herbert Anthony Cann, Kenneth Robert Woodford and John Michael Geoffrey Andrews and a Deed of Appointment dated October 6, 1976 by Kenneth Robert Woodford and Michael Geoffrey Andrews, together a trust formed under English law, Beverly John Berryman, Hugh David Turner and Carole Fahy, as trustees of a settlement dated September 10, 1985 and made between Tonio Christian Hoch as settlor and Bermuda Trust Company Limited as original trustee, which is a trust established under Bermuda law and known as the "Hoch Settlement", and Robert Q. Buss, an individual, entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger of DDi Acquisition Corp. with and into Sovereign, with Sovereign continuing after the merger as the surviving corporation (the "Merger").

Under the Merger Agreement, each share of common stock, no par value, of Sovereign, would be converted into the right to receive, at the election of the holder: (i) $100.00 in cash, or (ii) 12.407 shares of Company Common Stock. Each share of preferred stock of Sovereign, par value $100 per share, would be converted into the right to receive $105.00 in cash. In each case, the consideration to be paid is subject to a final downward adjustment based upon the net debt position of Sovereign at closing. Fifteen percent of the consideration will be delivered at closing to a third-party escrow agent, which will hold such amount, subject to any indemnification claims made thereon, for 12 months following the closing before releasing the remaining balance, if any, to Sovereign's shareholders. The maximum aggregate cash consideration to be paid to the holders of preferred stock and common stock of Sovereign is $5,622,474, consisting of $827,295 to be paid to holders of the preferred stock of Sovereign and up to $4,795,179 to be paid to holders of the common stock of Sovereign. Pursuant to the terms and conditions of the Merger Agreement, the Company expects that it will be required to issue no less than approximately 1,100,000 shares of Company Common Stock but no more than approximately 1,740,000 shares of Company Common Stock.

The Merger Agreement contains customary representations and warranties and pre-closing covenants. The closing of the Merger is subject to the satisfaction of certain closing conditions, including, among others, obtaining the approval of Sovereign's stockholders as well as the approval of the agents and lenders under the Company’s credit facilities, obtaining an exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933 with respect to the issuance of such shares of common stock, par value $0.001 per share, of the Company ("Company Common Stock") to the selling shareholders of Sovereign, and listing such shares with the Nasdaq Global Market. Additionally, the merger is conditioned upon the entry by the Company, Sovereign certain of Sovereign's shareholders into certain ancillary agreements, including, among others, an escrow agreement pursuant to which the Company will deposit a portion of the purchase price with a third party escrow agent for the purpose of securing certain indemnification obligations of Sovereign, individual indemnification agreements, pursuant to which certain of Sovereign's shareholders will agree to indemnify the Company with respect to Sovereign's representations and warranties under the Merger Agreement, and a non-competition agreement whereby Sovereign's major shareholders will be restricted in their ability to compete with the Company.

In addition, on August 8, 2006, Dynamic Details Incorporated, Silicon Valley, a Delaware corporation and an indirect, wholly-owned subsidiary of the Company ("DDiSV"), entered into an Asset Purchase Agreement (the "Purchase Agreement") with, solely for the purpose of guaranteeing the performance of all obligations of DDiSV under Section 8.2 of the Purchase Agreement, Dynamic Details, Incorporated, a California corporation and an indirect, wholly-owned subsidiary of the Company, VMS, LLC, a Delaware limited liability company ("Buyer"), and, solely for the purpose of guaranteeing the performance of all obligations of Buyer under Section 8.3 of the Purchase Agreement, VERITEK Manufacturing Services, LLC, a Delaware limited liability company ("Buyer Guarantor"). Buyer and Buyer Guarantor are owned by a stockholder of the Company who is the beneficial holder of less than 5% of the outstanding shares of Company Common Stock.

Under the Purchase Agreement, Buyer will acquire certain assets of DDiSV which constitute the Company’s assembly business (the "Business"), and assume specified liabilities of DDiSV. The assets of DDiSV to be acquired include, without limitation, equipment, accounts receivable, inventory, contracts, intellectual property and marketing materials and records of DDiSV relating to the Business. Certain employees of DDiSV will be offered employment with Buyer.

The Purchase Agreement contains customary representations and warranties and the closing of the transactions contemplated thereunder is subject to the satisfaction of certain closing conditions, including, among others, obtaining the approval of the agents and lenders under the Company’s credit facilities and obtaining the consents of certain other parties. Additionally, the sale of the assets is conditioned upon the entry by DDiSV and Buyer into certain ancillary agreements, including, among others, a supply agreement pursuant to which DDiSV will supply certain products to Buyer, a transition services agreement whereby DDiSV or its affiliates will provide certain transitional services to Buyer on a short term basis, a license agreement whereby DDiSV will license certain intellectual property to Buyer, an escrow agreement pursuant to which Buyer will deposit a portion of the purchase price with a third party escrow agent for the purpose of securing certain indemnification obligations of Seller, as described below, and a non-competition agreement whereby DDiSV will be restricted in its ability to compete with the Business.

As set forth in the Purchase Agreement, the consideration paid by Purchaser will be $12.0 million in cash, subject to a final adjustment based upon the net working capital of the Business at closing, plus the assumption of certain of DDiSV’s liabilities. The consideration will be paid at closing by the delivery of $11.5 million to DDiSV and $500,000 to the escrow agent, which will hold such amount, subject to any indemnification claims made thereon, for 12 months following the closing before releasing the remaining balance, if any, to DDiSV.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

As of August 14, 2005, four holders of the Company’s, Series B Preferred Stock have exercised their optional rights to require the Company to redeem their shares of Series B Preferred Stock on September 30, 2006 (the "Redemption Date"). The Series B Preferred Stock has a mandatory redemption date of March 31, 2009. The shares of Series B Preferred Stock will be redeemed at a redemption price of $47.40 per share, plus accrued and unpaid dividends through the Redemption Date. The aggregate redemption price for the shares of Series B Preferred Stock with respect to which the Company has received redemption notices to date is approximately $9.1 million. If the remaining holders of the Series B Preferred exercise their optional redemption rights, the Company will pay an aggregate of approximately $19.3 million, plus accrued and unpaid dividends thereon, to redeem all of the outstanding shares of Series B Preferred Stock.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Merger Agreement, as disclosed in Item 1.01 hereof, the Company expects that it will be required to issue no less than approximately 1,100,000 shares of Company Common Stock but no more than approximately 1,740,000 shares of Company Common Stock to certain holders of Sovereign’s common stock pursuant to the Merger. The shares of common stock to be issued by the Company in the Merger were valued at $8.06 per share and are expected to be issued in reliance upon an exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, for the issuance and exchange of securities approved, after a public hearing, upon the fairness of the terms and conditions of the exchange by a state commission authorized by law to grant such approval. The Company intends to apply for such a public fairness hearing before the Commissioner of the California Department of Corporations, in accordance with Section 25121 of the California Corporate Securities Law of 1968. If such approval is obtained, the shares issued in the Merger will be freely tradable, subject to certain restrictions set forth in Rule 145 of the Securities Act of 1933.

Safe Harbor Statement

Certain statements in this Current Report on Form 8-K may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Many important factors may cause the Company’s actual results to differ materially from those discussed in any such forward-looking statements, including integration risks associated with acquisitions; increased competition; changes in the Company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including inventory build-up, economic slowdowns and consumer confidence; work stoppages or slowdowns or other material interruptions in electronic manufacturing services; the success and effects of new strategies; disruptions caused by conflicts, wars and terrorism; and the other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDi Corp.

August 14, 2006	By:	Kurt E. Scheuerman

Name: Kurt E. Scheuerman
Title: Vice President & General Counsel